EXHIBIT 10(b)

                              TECH-SYM CORPORATION

                             INCENTIVE STOCK OPTION
                     AND STOCK APPRECIATION RIGHT AGREEMENT

            AGREEMENT made effective the ___ day of _______, 199_, (the "Grant Date") between TECH-SYM CORPORATION, a Nevada corporation (the "Company"), and Optionee ("Optionee").

            To carry out the purposes of the Tech-Sym Corporation 1990 Stock Option Plan, as amended, to which this Agreement is expressly subject and a copy of which is attached hereto as EXHIBIT "A", by affording Optionee the opportunity to purchase shares of Common Stock, par value $.10 per share, of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Optionee hereby agree as follows:

            1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of -Shares~- shares of Stock, on the terms and conditions set forth herein and in the Plan. It is intended that the Option qualify as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

            2. GRANT OF SAR. The Company also hereby grants the Optionee a stock appreciation right ("SAR") entitling the Optionee to surrender (upon the terms and conditions hereinafter set forth, including the consent of the Committee with respect to any such exercise) to the Company unexercised the Option granted pursuant to this Agreement, or any portion thereof, and to receive from the Company in exchange therefor cash, Stock or a combination thereof (as determined in the discretion of the Committee) having an aggregate value equal to the excess of the Market Value Per Share on the date of exercise over the Market Value Per Share on the Grant Date (such amount herein referred to as the "Spread"), multiplied by the total number of shares of Stock for which the SAR is exercised.

            3. EXERCISE PRICE. The exercise price of the Option shall be $_____ per share.

            4. EXERCISE OF OPTION.

            (a) Subject to the further provisions of this Agreement, the Option granted pursuant to this Agreement shall not become exercisable until after one year following the date hereof and thereafter may be exercised upon the following terms:

                  (i) after such one year, this Option shall be exercisable for any number of shares up to and including, but not in excess of, 20% of the aggregate number of shares subject to this Option;

                  (ii) after one and one-half years, this Option shall be exercisable for any number of shares up to and including but not in excess of, 40% of the aggregate number of shares subject to this Option;

                  (iii) after two years, this Option shall be exercisable for any number of shares up to and including, but not in excess of, 60% of the aggregate number of shares subject to this Option;

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                  (iv) after two and one-half years, this Option shall be
      exercisable for any number of shares up to and including, but not in excess of, 80% of the aggregate number of shares subject to this Option; and

                  (v) after three years, this Option shall be fully exercisable.

            (b) Subject to the earlier expiration of the Option as herein provided and subject to the terms and conditions contained herein, the Option may be exercised by written notice (which complies in all respects with the provisions of this Agreement) to the Company at its principal executive office addressed to the attention of the Secretary of the Company, identifying the Option and specifying the number of shares that the Optionee decides to purchase, such exercise to be effective at the time of receipt of such written notice at the Company's principal executive office during normal business hours. The notice shall not be considered to be properly given unless accompanied by all documentation deemed appropriate by the Committee to reflect exercise of the Option and compliance with all applicable laws, rules and regulations.

            (c) The vesting and exercisability of the Option shall be subject to acceleration on the terms and conditions stated in Section 8 of the Plan, which relate to a "Change in Control" of the Company (as defined in the Plan).

            (d) Notwithstanding anything herein to the contrary, in no event shall the Option, or any part thereof, be exercisable after the tenth anniversary of the Grant Date.

            5.    EXERCISE OF SAR.

            (a) The SAR granted pursuant to this Agreement may be exercised, subject to the following limitations set forth herein, as the Optionee may from time to time elect in whole or in part; provided, however, that subject to the terms and conditions stated in Section 8 of the Plan, the SAR may only be exercised (i) at such time or times and to such extent as the underlying Option may be exercised, (ii) only upon consent of the Committee and (iii) only when there is a positive Spread; and provided further that the Committee shall be entitled to elect to settle the Company's obligation, or any portion thereof, arising out of the permitted exercise of the SAR, by the payment of cash, Stock or a combination thereof having an aggregate value equal to the Spread on the date of exercise, but no fractional shares shall be issuable. The SAR granted pursuant to this Agreement shall expire at such time as the Option expires.

            (b) The SAR granted herein may be exercised by the Optionee by giving a written request to the Secretary of the Company identifying the SAR and specifying the part of the related Option being surrendered. The request shall not be considered to be given unless accompanied by all documentation deemed appropriate by the Committee to reflect exercise of the SAR and compliance with all applicable laws, rules and regulations. The Committee shall within fifteen days of the delivery of such request give notice to the Optionee of approval or disapproval of the request. If the request is approved, payment shall be made not more than twenty days from delivery of the request. If the request is disapproved, the request shall be considered null and void. The request may be withdrawn at any time by the Optionee prior to its being acted upon by the Committee by giving written notice of such withdrawal to the Secretary of the Company.

            6. PAYMENT OF OPTION EXERCISE PRICE. Upon exercise of an Option, the full option exercise price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee,
(a) by tendering to the Company shares of Stock owned by the Optionee having an aggregate Market Value Per Share as of the date of exercise

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and tender that is not greater than the full Option exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Option exercise price as provided in (i) above (provided that the Committee may, upon confirming that the Optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that in the event the Optionee chooses to pay the Option exercise as provided in (ii)(b) above, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instructions will be received subject to collection.

            7. NON-TRANSFERABILITY. The Option and SAR may not be transferred by Optionee separately or otherwise than by will or the laws of descent and distribution.

            8. TERMINATION OF EMPLOYMENT.

            (a) If the Optionee's employment with the Company and its Subsidiaries is terminated for reasons other than (i) retirement with the consent of the Company or the individual's employing Subsidiary, as the case may be, ("retirement"), (ii) permanent disability or (iii) death, the Option and/or SAR shall be exercisable by him, subject to Section 4(d) above, only within three months after such termination and only to the extent the Option was exercisable on the date of termination of employment.

            (b) If, however, any termination of employment is due to retirement or permanent disability, the Option and/or SAR shall be exercisable by the Optionee in full at any time, subject to Section 4(d) above, after such termination of employment.

            (c) If the Optionee shall die while entitled to exercise the Option and/or SAR, the Optionee's estate, personal representative or beneficiary, as the case may be, shall have the right subject to the provisions of Section 4(d) above, to exercise the Option or SAR at any time within 12 months after the date of the Optionee's death, to the extent that the Optionee was entitled to exercise the same on the day immediately prior to the Optionee's death.

            (d) Except as provided above in this Section 8, to the extent the Option and SAR is not exercisable on such termination of employment, the Option and SAR, or applicable portion thereof, shall be terminated and forfeited in full.

            9. WITHHOLDING OF TAX. Any cash payment under this Agreement shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local tax and other laws and regulations that may be in effect as of the date of each such payment ("Tax Amounts"). Any issuance of Stock pursuant to the exercise of the Option or SAR under this Agreement shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the Optionee to tender to the Company shares of Stock owned by Optionee, or to request the Company to withhold a portion of the shares of Stock being acquired pursuant to the exercise or otherwise distributed to Optionee, which have a Market Value Per Share as of the date of such exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company. Payment instruments will be received subject to collection.

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            10. SECURITIES MATTERS. The Option and SAR granted herein shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares hereunder, such Option and SAR may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Board.

            11. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, the Optionee shall be considered to be in the employment of the Company as long as the Optionee remains an employee of either the Company, a parent or subsidiary corporation (as defined in Section 425 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new agreement for this Agreement. Any question as to whether and when there has been a termination of such employment, for purposes of this Agreement, and the cause of such termination, for purposes of this Agreement, shall be determined by the Committee, and its determination shall be final. Nothing herein shall give the Optionee any right to continued employment or affect in any manner the right of the Company or any Subsidiary or parent corporation to terminate the employment of the Optionee.

            12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Optionee. This Agreement and all actions taken shall be governed by and constructed in accordance with the laws of the State of Texas. In the event of conflict between this Agreement and the Plan, the terms of the Plan shall control. All undefined capitalized terms used herein shall have the meaning assigned to them in the Plan. The Committee shall have authority to construe the terms of this Agreement, and the Committee's determinations shall be final and binding on the Optionee and the Company.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Optionee has executed this Agreement as of the day and year first above written.


                                    By:____________________
                                        Chairman and President


                                    OPTIONEE


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                                    Optionee